Annual Report
for John Hancock Variable Series Trust I
December 31, 2003

                               [LOGO] John Hancock

--------------------------------------------------------------------------------
Not FDIC Insured               Not Bank Guaranteed                May Lose Value
--------------------------------------------------------------------------------
Not a Deposit       Not Insured by Any Federal Government Agency
--------------------------------------------------------------------------------

                                                          Inception: May 1, 1998
--------------------------------------------------------------------------------
Emerging Markets Equity Fund
Van Kampen                                                  Narayan Ramachandran
--------------------------------------------------------------------------------

..    In 2003, the Fund returned 56.9% outperforming its benchmark, the MSCI EMF
     Index.

..    The Fund outperformed its benchmark primarily due to favorable stock selection and country allocation decisions. Sector allocation decisions detracted, primarily due to the Fund's modest exposure to cash.

..    Stock selection exposures were most positive from the Fund's holdings in
     Russia, South Korea and India and from overweight positions in outperforming countries such Turkey and Thailand.

..    The Fund's exposure to the materials and financial sectors and to South
     Africa, South Korea and Russia were some of the largest contributors to absolute returns.

..    The top contributing stocks to absolute returns came from a variety of sectors and included Samsung Electronics, Anglo American and Petrobras. Stocks that detracted the most included LG Card Co. and SK Telecom.

..    The manager combines top-down country allocation decisions with bottom-up fundamental stock selection. The manager selects stocks within undervalued countries using fundamental proprietary research to identify companies with strong earnings growth and reasonable valuations.

                                     [CHART]

                                   Line Chart

                             Historical Fund Return

$10,000
Investment made 5/1/98
(Fund Inception Date)

             Emerging Markets   MSCI Emerging Markets
               Equity Fund          Free Index (2)
             ----------------   ---------------------
 5/01/1998      $10,000.00           $10,000.00
 5/31/1998        8,687.98             8,630.00
 6/30/1998        7,960.03             7,724.71
 7/31/1998        8,533.05             7,969.59
 8/31/1998        5,844.62             5,665.58
 9/30/1998        6,556.15             6,024.78
10/31/1998        7,080.77             6,659.19
11/30/1998        7,667.81             7,213.23
12/31/1998        7,113.31             7,108.64
 1/31/1999        6,933.57             6,994.19
 2/28/1999        6,732.04             7,062.03
 3/31/1999        7,577.83             7,992.81
 4/30/1999        8,290.44             8,981.52
 5/31/1999        7,990.48             8,929.43
 6/30/1999        9,228.06             9,942.92
 7/31/1999        8,932.36             9,672.47
 8/31/1999        8,752.42             9,760.49
 9/30/1999        8,575.24             9,430.58
10/31/1999        9,055.88             9,631.46
11/30/1999       10,560.14            10,495.40
12/31/1999       12,901.29            11,830.41
 1/31/2000       12,556.47            11,901.39
 2/29/2000       13,603.32            12,058.49
 3/31/2000       13,829.75            12,117.58
 4/30/2000       12,047.85            10,968.83
 5/31/2000       11,235.00            10,515.82
 6/30/2000       12,012.47            10,885.98
 7/31/2000       11,066.32            10,326.44
 8/31/2000       11,162.35            10,377.04
 9/30/2000        9,707.19             9,471.12
10/31/2000        8,762.37             8,784.46
11/30/2000        7,692.06             8,016.70
12/31/2000        7,726.21             8,209.91
 1/31/2001        8,827.46             9,340.41
 2/28/2001        7,938.17             8,609.06
 3/31/2001        7,092.43             7,763.65
 4/30/2001        7,533.72             8,147.17
 5/31/2001        7,613.46             8,244.12
 6/30/2001        7,488.06             8,075.12
 7/31/2001        7,035.61             7,564.77
 8/31/2001        6,855.90             7,489.88
 9/30/2001        5,800.53             6,330.45
10/31/2001        6,216.98             6,723.57
11/30/2001        6,947.56             7,425.51
12/31/2001        7,445.52             8,015.09
 1/31/2002        7,710.67             8,286.80
 2/28/2002        7,912.91             8,422.71
 3/31/2002        8,414.89             8,929.75
 4/30/2002        8,425.45             8,987.80
 5/31/2002        8,339.70             8,844.89
 6/30/2002        7,732.18             8,181.52
 7/31/2002        7,180.60             7,558.91
 8/31/2002        7,186.77             7,675.32
 9/30/2002        6,437.58             6,847.15
10/31/2002        6,841.91             7,291.53
11/30/2002        7,280.03             7,793.19
12/31/2002        6,944.46             7,534.45
 1/31/2003        6,806.33             7,501.30
 2/28/2003        6,667.82             7,298.77
 3/31/2003        6,440.33             7,091.48
 4/30/2003        7,008.44             7,723.33
 5/31/2003        7,541.39             8,277.87
 6/30/2003        7,973.17             8,749.71
 7/31/2003        8,454.58             9,297.44
 8/31/2003        9,082.73             9,921.30
 9/30/2003         9,205.9             9,993.72
10/31/2003        9,898.28            10,844.19
11/30/2003       10,103.15            10,977.57
12/31/2003       10,896.18            11,773.45

Value on 12/31/03:
------------------
$10,896   Emerging Markets Equity Fund
$11,773   MSCI Emerging Markets Free Index (2)

MORNINGSTAR CATEGORY+:

..    Diversified Emerging Markets

MORNINGSTAR RISK+:

..    Above Average (VL/VUL)

..    Above Average (VA)

MORNINGSTAR RATING+:

..    *** (VL/VUL)

..    *** (VA)

TOP TEN HOLDINGS (as of December 31, 2003)

                                       % of
                                      Assets
                                      ------
Samsung                                8.5%
Anglo American                         4.1%
Petroleo Brasileiro SA                 2.6%
JSC Norilsk Nickel                     2.4%
America Movil SA de CV                 2.0%
Surgutneftegaz                         1.7%
Telefonos de Mexico SA                 1.6%
Companhia Vale Do Rio Doce             1.6%
Lukoil Holding                         1.6%
Standard Bank Investment Corp., Ltd.   1.5%

AVERAGE ANNUAL TOTAL RETURNS*

                           Emerging Markets       MSCI Emerging
                            Equity Fund(1)    Markets Free Index(2)
                           ----------------   ---------------------
1 Year                          56.90%                56.26%
3 Years                         12.14                 12.77
5 Years                          8.90                 10.62
Since Inception (5/1/98)         1.52                  2.92

DIVERSIFICATION BY REGION AND COUNTRY(3) (as of December 31, 2003)

                      % of
                     Assets
                     ------
Asia                  51.2%
United States         23.6%
Middle East/Africa    20.5%
Latin America          2.8%
Europe                 2.1%

DIVERSIFICATION BY REGION(4)
Developed Markets     0%
Emerging Markets    100%

(1)  Returns reflect extra-ordinary capital contribution of $445.000 in June
     1999.

(2) On May 31, MSCI implemented the final phase of its enhanced methodology which shifts to a weighting system based on freely floated or publicly available shares, rather than just market capitalization. South Africa and South Korea market weight increased the most while Mexico, India and Malaysia declined the most.

* Total returns are for the period ended December 31, 2003. Returns represent past performance, assume reinvestment of all distributions and are not indicative of future performance. Investment returns and principal value of fund shares will fluctuate so that shares, when redeemed, may be worth more or less than their original cost. International investing entails special risks as outlined in the prospectus. The performance of the fund on this page is reported net of Trust level charges (i.e. investment management fees and operating expenses). It does not reflect expense and charges of the applicable separate accounts and variable products, all of which vary to a considerable extent and are described in your product prospectus. Performance would be lower if expenses and charges of the separate accounts and products were reflected.

+ Source: MorningStar, Inc. Data as of 12/31/03. VL represents Variable Life subaccounts, VUL represents Variable Universal Life subaccounts and VA represents Variable Annuity subaccounts Hancock VL/VUL subaccounts were rated against 127 VL/VUL subaccounts and 227 VA subaccounts in the Morningstar Diversified Emerging Markets category. This represents the Morningstar 3 year rating.

     "Van Kampen" is a registered trade name used by Morgan Stanley Investment Management, Inc. in its role as a subadvisor to the Fund.

(3)  Calculations based upon country in which security is traded (listed).

(4)  Calculations based upon country in which security is domiciled.

STATEMENT OF ASSETS AND LIABILITIES
JOHN HANCOCK VARIABLE SERIES TRUST I

December 31, 2003
--------------------------------------------------------------------------------
(000's Omitted)

ASSETS
Long term investments at cost ......................................   $ 47,315
Net unrealized appreciation of investments .........................     16,144
Short-term investments at value ....................................      1,205
                                                                       --------
      Total investments ............................................     64,664
Cash ...............................................................          1
Foreign currency at value (cost $261) ..............................        266
Receivable for:
   Investments sold ................................................         72
   Dividends .......................................................        222
                                                                       --------
Total assets .......................................................     65,225
                                                                       --------
LIABILITIES
Payables for:
   Investments purchased ...........................................          8
   Fund shares purchased ...........................................        230
   Other liabilities ...............................................        314
                                                                       --------
Total liabilities ..................................................        552
                                                                       --------
Net assets .........................................................   $ 64,673
                                                                       ========
Shares of beneficial interest outstanding ..........................      7,263
                                                                       --------
Net asset value per share ..........................................   $   8.90
                                                                       ========
Composition of net assets:
   Capital paid-in .................................................   $ 65,342
   Accumulated net realized loss on investments, and
      foreign currency transactions ................................    (16,376)
   Undistributed net investment loss ...............................       (134)
   Net unrealized appreciation/(depreciation) of:
      Investments ..................................................     16,144
      Translation of assets and liabilities in foreign
         currencies ................................................       (303)
                                                                       --------
Net assets .........................................................   $ 64,673
                                                                       ========

STATEMENT OF OPERATIONS
JOHN HANCOCK VARIABLE SERIES TRUST I

For the Year Ended December 31, 2003
--------------------------------------------------------------------------------
(000's Omitted)

INVESTMENT INCOME
      Interest ......................................................   $    21
      Dividends .....................................................     1,249
                                                                        -------
Total investment income .............................................     1,270
                                                                        -------
EXPENSES
      Investment advisory fee .......................................       661
      Auditors fees .................................................         6
      Custodian fees ................................................       308
      Legal fees ....................................................         3
      Printing & mailing fees .......................................         3
      Trustees' fees ................................................         1
      Other fees ....................................................         9
                                                                        -------
Total expenses ......................................................       991
      Less expenses reimbursed ......................................      (286)
                                                                        -------
Net expenses ........................................................       705
                                                                        -------
Net investment income ...............................................       565
                                                                        -------
REALIZED AND UNREALIZED GAIN (LOSS)
   Net realized gain on:
      Investments ...................................................     2,193
      Foreign currency transactions .................................       586
   Change in unrealized appreciation (depreciation) on:
      Investments ...................................................    18,424
      Translation of assets and liabilities in foreign
         currencies .................................................      (311)
                                                                        -------
Net realized and unrealized gain ....................................    20,892
                                                                        -------
Net increase in net assets resulting from
   operations .......................................................   $21,457
                                                                        =======

See notes to financial statements.

STATEMENT OF CHANGES IN NET ASSETS
JOHN HANCOCK VARIABLE SERIES TRUST I

December 31, 2003
--------------------------------------------------------------------------------
(000's Omitted)

                                                                             Year Ended     Year Ended
                                                                            December 31,   December 31,
                                                                                2003            2002
                                                                            ------------   ------------
INCREASE (DECREASE) IN NET ASSETS
From operations
   Net investment income ................................................     $    565       $     99
   Net realized gain (loss) .............................................        2,779         (1,885)
   Change in net unrealized appreciation (depreciation) .................       18,113         (1,219)
                                                                              --------       --------
      Net increase (decrease) in net assets resulting from operations ...       21,457         (3,005)
Distributions to shareholders from:
   Net investment income ................................................         (803)           (93)
   Realized gains .......................................................       (2,285)
                                                                              --------       --------
      Decrease in net assets resulting from distributions ...............       (3,088)           (93)
From fund share transactions:
   Proceeds from shares sold ............................................       82,919         98,743
   Distributions reinvested .............................................        3,088             93
   Payment for shares redeemed ..........................................      (74,209)       (90,188)
                                                                              --------       --------
      Increase in net assets from fund share transactions ...............       11,798          8,648
                                                                              --------       --------
NET INCREASE IN NET ASSETS ..............................................       30,167          5,550

NET ASSETS
   Beginning of Period ..................................................       34,506         28,956
                                                                              --------       --------
   End of Period ........................................................     $ 64,673       $ 34,506
                                                                              ========       ========
Analysis of fund share transactions:
   Sold .................................................................       12,330         15,252
   Reinvested ...........................................................          376             14
   Redeemed .............................................................      (11,202)       (14,004)
                                                                              --------       --------
Net increase in fund shares outstanding .................................        1,504          1,262
                                                                              ========       ========

See notes to financial statements.

FINANCIAL HIGHLIGHTS
JOHN HANCOCK VARIABLE SERIES TRUST I

--------------------------------------------------------------------------------
Selected data for each share of beneficial interest outstanding throughout the period indicated:

                                                                                   Emerging Markets Fund
                                                                -----------------------------------------------------------
                                                                                  Year Ended December 31,
                                                                -----------------------------------------------------------
                                                                  2003         2002         2001         2000       1999(c)
                                                                -------      -------      -------      -------      -------
Net Assets Value at Beginning of Period .....................   $  5.99      $  6.44      $  6.70      $ 12.26      $  7.09
Income from Investment Operations:
   Net Investment Income (Loss) .............................      0.09         0.02         0.05        (0.02)        0.03
   Net Realized and Unrealized Gain (Loss) on
      Investments(a) ........................................      3.27        (0.45)       (0.29)       (4.91)        5.35
                                                                -------      -------      -------      -------      -------
   Total From Investment Operations .........................      3.36        (0.43)       (0.24)       (4.93)        5.38
Less Distributions:
   Distribution from Net Investment Income ..................     (0.12)       (0.02)                                 (0.01)
   Distribution from Net Realized Gains on Investments ......     (0.33)                                 (0.62)       (0.10)
   Distribution from Excess of Net Investment Income/Gains...                                                         (0.42)
   Distribution from Capital Paid-in ........................                               (0.02)       (0.01)
                                                                -------      -------      -------      -------      -------
   Total Distributions ......................................     (0.45)       (0.02)       (0.02)       (0.63)       (0.53)
   Capital Contributions ....................................                                                          0.32
                                                                -------      -------      -------      -------      -------
Net Assets Value at End of Period ...........................   $  8.90      $  5.99      $  6.44      $  6.70      $ 12.26
                                                                =======      =======      =======      =======      =======
Total Investment Return(b) ..................................     56.90%       (6.73)%      (3.63)%     (40.11)%      81.37%(e)
Ratios/Supplemental Data:
   Ratio of Operating Expenses to Average Net Assets ........      1.60%(d)     1.60%(d)     1.40%(d)     1.32%(d)     1.39%(d)
   Ratio of Net Investment Income (Loss) to Average Net
      Assets ................................................      1.28%        0.27%        0.77%       (0.28)%       0.19%
   Portfolio Turnover Rate ..................................     92.85%       88.40%      120.72%      103.90%      196.32%
Net Assets End of Period (000s Omitted) .....................   $64,673      $34,506      $28,956      $31,010      $32,596

(a) The amount shown at this caption for each share outstanding throughout the year may not accord with the change in the aggregate gains and losses in the portfolio securities for the year because of the timing of the purchases and withdrawals of the shares in relation to the fluctuating market values of the portfolio.

(b) The performance does not reflect expenses and charges of the applicable separate accounts and variable products, all of which vary to a considerable extent and are described in your product's prospectus.

(c) The Fund entered into a new Sub-Advisory Agreement with Morgan Stanley Dean Witter Investment Management, Inc. during the period shown.

(d) Expense ratio is net of expense reimbursements. Had such reimbursements not been made the expense ratio would have been 2.24%, 3.45%, 4.02%, 2.49%, and 3.44%, for the years ended December 31, 2003, 2002, 2001, 2000, and 1999, respectively.

(e) The total investment return includes the effect of the capital contribution of $.32 per share. The total investment return without the capital contribution would have been 79.02%.

SCHEDULE OF INVESTMENTS
JOHN HANCOCK VARIABLE SERIES TRUST I

December 31, 2003
--------------------------------------------------------------------------------
EMERGING MARKETS EQUITY FUND

                                                                          Market
                    Name of Issuer                             Shares     Value
                    --------------                           ---------   -------
                                                                         (000's)

COMMON STOCK

Brazil - 0.5%
   Aracruz Celulose SA - ADR * (BG) ......................       9,100    $  334
Egypt - 0.8%
   Egypt Mobile Phone * (J2) .............................      25,130       308
   Orascom Construction Industries * (BJ) ................      20,144       238
                                                                          ------
                                                                             546

Hong Kong - 6.9%
   ASIA Aluminum Holdings, Ltd. (BI) .....................     418,000        83
   Avichina Industry * (BV) ..............................     589,000       125
   BYD Co. (BL) ..........................................      99,000       261
   China Life Insurance Co., Ltd. * (JR) .................     438,000       358
   China Merchants Holdings
      International Co., Ltd. * (BL) .....................      98,000       129
   China Oilfield Series * (BB) ..........................     768,000       272
   China Petroleum (BB) ..................................     520,000       233
   China Res Holdings (FB) ...............................     160,000        74
   China Shipping Development * (BR) .....................     322,000       236
   China Telecom Corp. * (J2) ............................     356,000       146
   China Unicom, Ltd. (J2) ...............................     162,000       151
   CNOOC, Ltd. * (BB) ....................................     436,000       856
   Fountain Set Holdings (BY) ............................     233,000       159
   Grande Holdings (BW) ..................................     121,000       155
   Hopewell Highway * (BT) ...............................     301,000       171
   Huaneng Power International * (J3) ....................     144,000       249
   Kingboard Chemical (JY) ...............................      89,000       137
   Lianhua Supermarket * (JF) ............................     125,000       132
   Moulin International Holding * (JL) ...................      72,000        48
   Norstar Founders * (BU) ...............................     216,000        70
   PetroChina Company, Ltd. (BB) .........................     274,000       157
   PICC Property & Casualty (JR) .........................     174,000        78
   Shougang Concord (BF) .................................     755,000       111
   Victory City International (BY) .......................      92,000        40
   Wumart Stores, Inc. * (JD) ............................      63,000        62
                                                                          ------
                                                                           4,493

Hungary - 0.6%
   Gedeon Richter * (JO) .................................       3,503       412

India - 6.0%
   Bharat Heavy Electricals, Ltd. (BK) ...................      31,450       351
   Colgate Palmolive Co. * (JK) ..........................      19,051        67
   Container Corp. of India, Ltd. (BJ) ...................      14,092       206
   GlaxoSmithKline Pharmaceuticals (JO) ..................       7,000        88
   Gujarat Ambuja Cements Ltd. (BD) ......................      25,250       169
   Hero Honda Motors, Ltd. (BV) ..........................      16,950       167
   Hindlaco Industries (BD) ..............................       4,850       150
   Hindustan Lever Ltd. (JJ) .............................      29,700       134
   Hindustan Petroleum Corp., Ltd. (BB) ..................      14,000       135
   Indialnfo, Ltd. (JA) ..................................      10,639
   Indiana Development Bank (JQ) .........................     103,000       141
   Infosys Technologies, Ltd. * (JU) .....................       3,109       380
   ITC, Ltd. (JI) ........................................       6,500       141
   Morgan Stanley Group (JQ) .............................     705,000       261
   Oil & Natural Gas (BB) ................................      10,750    $  189
   Ranbaxy Laboratories, Ltd. (JO) .......................       8,660       209
   Reliance Industries, Inc. * (BC) ......................      16,300       205
   State Bank of India (JP) ..............................      19,600       263
   Steel Author India * (BF) .............................     129,000       145
   Tata Ironsteel (BF) ...................................      20,000       195
   Tata Engineering and Locomotive Co.,
      Ltd. (BD) ..........................................      27,400       272
                                                                          ------
                                                                           3,868
Indonesia - 3.1%
   Astra International (BV) ..............................     650,961       386
   Bank Central (JP) .....................................     430,500       170
   Bank Mandiri (JP) .....................................     989,500       117
   Bank Rakyat * (JP) ....................................   1,029,000       153
   Bumi Resources Tbk (BB) ...............................   3,842,000       228
   HM Sampoerna (JI) .....................................     256,500       136
   Indocement Tunggal * (BD) .............................     593,000       150
   Ramayana Lestari * (JD) ...............................     518,000       268
   Telekomunikasi Indiana - Ser. B (J1) ..................     491,000       394
                                                                          ------
                                                                           2,002
Jordan - 0.2%
   Arab Bank (JP) ........................................         300       129

Malaysia - 1.3%
   Commerce Asset Holdings * (JP) ........................     102,000       110
   Magnum Corp. Berhad * (BZ) ............................     259,000       189
   Malayan Banking Berhad * (JP) .........................      55,900       142
   Resorts World Berhad * (BZ) ...........................      51,000       136
   SP Setia (JS) .........................................     168,499       155
   YTL Corp., Berhad (J3) ................................      81,000        92
                                                                          ------
                                                                             824
Mexico - 1.4%
   Cifra SA de CV - Ser. V * (JD) ........................     125,472       358
   GF BBVA Bancomer - Ser. B (JP) ........................     372,861       319
   Wal-Mart de Mexico SA de CV - Ser. C * (JD) ...........      81,706       218
                                                                          ------
                                                                             895
Singapore - 0.4%
   TPV Technology (JX) ...................................     453,000       240

South Africa - 13.1%
   ABSA Group, Ltd. * (JP) ...............................      33,800       213
   African Bank Investments, Ltd. * (JP) .................     315,000       444
   African Life Assured (JR) .............................     146,600       335
   Anglo American Platinum Corp., Ltd. * (BF) ............       5,200       227
   Anglo American plc * (BF) .............................      84,827     1,813
   Anglogold * (BF) ......................................       9,100       427
   Edgars Consolidated Stores * (JE) .....................      10,100       193
   FirstRand, Ltd. (JP) ..................................     451,698       602
   Gold Fields Mining * (BF) .............................      34,400       491

JOHN HANCOCK VARIABLE SERIES TRUST I

December 31, 2003
--------------------------------------------------------------------------------
EMERGING MARKETS EQUITY FUND

                                                                          Market
                     Name of Issuer                           Shares      Value
                     --------------                        -----------   -------
                                                                         (000's)
COMMON STOCK - Continued

South Africa - Continued
   Harmony Gold Mining * (BF) ..........................         5,612   $    91
   Impala Platinum Holdings, Ltd. (BF) .................         6,128       531
   M-Cell, Ltd. (J2) ...................................       164,210       698
   Massmart * (JF) .....................................        41,100       187
   Naspers, Ltd. - N Shares (BZ) .......................        30,000       186
   Pretoria Portland Cement (BD) .......................           500        11
   Shoprite Holdings, Ltd. (JF) ........................       137,300       192
   Standard Bank Investment Corp., Ltd. (JP) ...........       160,613       941

   Steinhoff International Holdings (BW) ...............       108,000       124
   Telkom Group, Ltd. (J1) .............................        72,100       748
                                                                         -------
                                                                           8,454
South Korea - 15.7%
   Cheil Industries (BY) ...............................        11,140       162
   Daewoo Shipbuilding & Marine * (BM) .................        35,860       460
   Daishin Securities * (JQ) ...........................        22,290       327
   Good Morning Securities Co., Ltd. (JQ) ..............        31,650       146
   Handsome Corp. (BY) .................................        24,870       253
   Hankook Tire Co., Ltd. (BU) .........................        33,190       251
   Honam Petrochemical (BC) ............................         6,530       337
   Hyundai Department Store * (JE) .....................        15,260       498
   Hyundai Mobis (BM) ..................................        15,690       844
   Kookmin Bank * (JP) .................................         8,140       305
   KT & G Corp. * (JI) .................................        14,130       246
   LG Card (JQ) ........................................         5,810        15
   LG Investment & Securities Co., Ltd. * (JQ) .........        25,600       178
   Pohang Iron & Steel Co., Ltd. (BF) ..................           500        68
   Samsung Display Devices Co. (JY) ....................        15,000     1,769
   Samsung Electronics * (JY) ..........................         8,750     3,312
   Shinhan Financial (JP) ..............................        12,440       199
   SK Telecom Co., Ltd. * (J2) .........................         1,700       284
   STX Corp. (BM) ......................................         7,460        57
   STX Shipbuilding * (BR) .............................        16,510       220
   Tongyang Cement Co. (BI) ............................         2,940       216
                                                                         -------
                                                                          10,147
Taiwan - 10.4%
   Acer, Inc. * (JX) ...................................       122,466       182
   Asia Optical Co., Inc. (JL) .........................        70,000       483
   Catcher Technology Co., Ltd. (JY) ...................        30,000       108
   China Trust Finance (JP) ............................       360,109       362
   CTCI Corp. (BJ) .....................................       194,000       157
   Cyberlink Corp. (JV) ................................        31,000       128
   Eva Airways (BQ) ....................................       255,655       104
   Evergreen Marine Corp. (BR) .........................       354,540       309
   Fubon Financial HL (JQ) .............................       282,000       270
   Grand Hall Enterprises (BO) .........................        12,000        56
   Hon Hai Precision Insustry Co., Ltd. -
      Cl. G * (JY) .....................................       119,680       471
   Infortrend Technologies (JT) ........................        56,000       184
   Kaulin Manufacturing (BO) ...........................        58,000   $    84
   Largan Precision Co. (BL) ...........................        26,450       257
   Media Tekin Corp. (J0) ..............................        50,000       470
   Nan Ya Plastic Corp. (BC) ...........................       151,180       218
   Novatek Microelect * (J0) ...........................        48,500       137
   Phoenixtec Power (J3) ...............................       216,695       254
   Pihsiang Machinery (JL) .............................        11,150        39
   Polaris Securities (JQ) .............................       623,680       292
   Richtek Technologies * (J0) .........................         9,792        53
   Sunplus Technology * (J0) ...........................        59,000       110
   Taishin Financial (JP) ..............................       216,000       160
   Taiwan Cellular Corp. (J2) ..........................       222,000       193
   Taiwan Cement (BD) ..................................       768,060       378
   Taiwan Navigation (BO) ..............................       192,800       128
   Taiwan Semiconductor * (J0) .........................        99,114       185
   Waffer Technology (BF) ..............................        81,000       247
   Ya Hsing Indiana Co. * (JY) .........................       343,000       444
   Yuanta Core Pacific (JQ) ............................       233,236       139
   Zyxel Communication (JW) ............................        46,000        96
                                                                         -------
                                                                           6,698
Thailand - 5.7%
   Asian Property Development (JS) .....................       880,800       120
   Bangkok Bank Co., Ltd. * (JP) .......................       290,000       842
   Banpu Co. (BF) ......................................        27,800        81
   BEC World Public Co., Ltd. (JA) .....................        11,000        68
   Italian-Thai Development Public Co.,
      Ltd. (BD) ........................................       104,000       310
   Kasikornbank plc (JP) ...............................       166,200       273
   Land & Houses (BJ) ..................................       993,800       318
   MBK PCL (JS) ........................................        47,500        43
   PTT Public Co. (BB) .................................        52,400       211
   Ratchaburi Electric (J3) ............................        64,900        74
   Seven Eleven * (JE) .................................        45,300        64
   Siam Cement Co. * (BD) ..............................        73,600       472
   Siam Commercial Bank Public Co. *
      (JP) .............................................       149,800       210
   Sino Thai Engineering * (BJ) ........................       140,800        59
   Thai Airways International plc (BQ) .................        94,000       113
   Thai Farmers Bank Public Co., Ltd. *
      (JP) .............................................       188,100       332
   Thai Olefin Public * (BC) ...........................        52,100        58
   Thai Plastic & Chemical Public Co.,
      Ltd. (BC) ........................................        14,300        71
                                                                         -------
                                                                           3,719
Turkey - 6.0%
   Akbank TAS * (JP) ...................................    68,890,305       360
   Akcansa Cimento SA (BD) .............................   107,330,825       307
   Arcelik AS (BW) .....................................    58,868,750       327
   Enka Insaat (BL) ....................................     9,803,129       255
   Ford Otomotiv (BV) ..................................     5,505,000        37

JOHN HANCOCK VARIABLE SERIES TRUST I

December 31, 2003
--------------------------------------------------------------------------------
EMERGING MARKETS EQUITY FUND

                                                                          Market
                      Name of Issuer                          Shares      Value
                      --------------                       -----------   -------
                                                                         (000's)

COMMON STOCK - Continued

Turkey - Continued
   Hurriyet Gazete * (JA) ..............................   114,886,700   $   409
   Migros Turk TAS (JF) ................................     4,096,000        59
   Tofas Otomobil (BV) .................................    93,221,269       206
   Trakya * (BI) .......................................    64,478,650       142
   Turkcell Iletisim Hizmetleri AS (J2) ................    39,719,000       396
   Turkiye Garanti Bankasi AS * (JP) ...................   177,759,700       519
   Turkiye Is Bankasi - Cl. C * (JP) ...................   158,340,512       643
   Yapi ve Kredi Bankasi AS * (JP) .....................   102,596,000       212
                                                                         -------
                                                                           3,872

United Kingdom - 1.4%
   Anglo American plc (BF) .............................        23,420       505
   Gazprom Oao * (BB) ..................................        16,500       427
                                                                         -------
                                                                             932

United States - 23.2%
   Advanced Semiconductor Engineering, Inc. (JY) .......        21,340       108
   America Movil SA de CV - ADR Ser. L  (J2) ...........        47,233     1,291
   Banco Bradesco - ADR (JP) ...........................         6,039       160
   Banco Itau SA - ADR * (JP) ..........................         8,594       419
   Cemex SA de CV - ADR * (BD) .........................        12,400       325
   Check Point Software Technologies,  Ltd. * (JT) .....        36,512       614
   Coca-Cola Co. - ADR (JG) ............................         4,600        98
   Companhia De Bebidas ADR (JG) .......................        30,723       784
   Companhia Energetica de Minas Gerias - ADR (J3) .....         9,700       177
   Companhia Siderurgica Nacional SA - ADR * (BF) ......         4,300       230
   Companhia Vale do Rio Doce - ADR (BF) ...............        15,547       793
   Companhia Vale Do Rio Doce - ADR (BF) ...............         3,600       211
   Compania Anonima Nacional
      Telefonos De Venezuela - ADR (J1) ................        10,056       153
   Compania Brasileira de Distribuicao
      Grupo Pao de Acucar - ADR (JF) ...................         8,100       204
   Compania de Minas Buenaventura SA - ADR * (BF) ......        15,500       438
   ECI Telecommunications, Ltd. * (JW) .................         7,073        41
   Grupo Aeroportuario Sur - ADR * (BT) ................         8,930       157
   Grupo Financiero BBVA Bancomer,
      SA de CV * (JP) ..................................         6,600       113
   Grupo Televisa SA - GDR * (JA) ......................        10,000       399
   Harmony Gold Mining, Ltd. (BF) ......................         1,200        19
   JSC Norilsk Nickel - ADR (BF) .......................        23,700     1,544
   Lukoil Holding - ADR * (BB) .........................        10,754     1,000
   Magyar Tavkozlesi - ADR * (J1) ......................         2,634        49
   Marvell Technology Group, Ltd. * (J0) ...............             1
   Mobile Systems - ADR * (J2) .........................         4,100       339
   Mobile Telesystems OJSC - GDR
      144A (a) (J2) ....................................         3,000       238
   OAO Gazprom - ADR * (BL) ............................         4,200   $   109
   Orascom Construction Industries - GDR (BJ) ..........        10,110       195
   Petroleo Brasileiro SA * (BB) .......................        25,641       750
   Petroleo Brasileiro SA - ADR (BB) ...................        33,828       896
   Surgutneftegaz - ADR (BB) ...........................        37,064     1,103
   Telefonos de Mexico SA - ADR (J1) ...................        30,480     1,007
   Telesp Celular Participacoes SA - ADR * (J2) ........         6,200        41
   Telkom SA Ltd. - ADR * (J1) .........................         2,600       110
   Tenaris SA - ADR (BA) ...............................         4,100       137
   Unibanco - Uniao de Bancos
      Brasileiros SA - GDR * (JP) ......................        11,200       279
   Votorantim Celulose e Papel SA - ADR (BG) ...........         9,100       285
   Wal-Mart de Mexico SA de CV - ADR (JD) ..............         3,016        86
   Yukos Corp. - ADR * (BB) ............................         2,096        88
                                                                         -------
                                                                          14,990
                                                                         -------
   TOTAL COMMON STOCK- .................................          96.7%   62,555

PREFERRED STOCK

Brazil - 0.8%
   Banco Bradesco SA (JP) ..............................    21,960,000       115
   BCO Itau Holdings Financeira (JP) ...................       359,000        36
   Companhia Energetica de Minas Gerais  (J3) ..........     8,489,503       155

   Telesp Celular Participacoes SA (J2) ................    83,929,111       220
                                                                         -------
                                                                             526
South Korea - 0.6%
   Daishin Securities (JQ) .............................         5,840        42
   Samsung Electronics (JY) ............................         1,630       336
                                                                         -------
                                                                             378
                                                                         -------
   TOTAL PREFERRED STOCK- ..............................           1.4%      904

                                                                 Par
                                                                Value
                                                               -------
                                                               (000's)
SHORT-TERM INVESTMENTS - 1.9%

   Investment in joint trading account
      (Note B)
      1.061% due 01/02/04 ..................................    $1,205     1,205
                                                                ------   -------
         TOTAL INVESTMENTS- ................................     100.0%   64,664
      Cash and Receivables, less payables- .................       0.0%        9
                                                                ------   -------
         NET ASSETS- .......................................     100.0%  $64,673
                                                                ======   =======

*    Non-income producing security.

ADR-American Depository Receipt

GDR-Global Depository Receipt.

(a) Pursuant to Rule 144A under the Securities Act of 1993, these securities may be resold in transactions exempt from registration, normally to qualified institutional buyers. At December 31, 2003, securities aggregated $238 or 0.4% of net assets of the Portfolio.

See notes to financial statements.

JOHN HANCOCK VARIABLE SERIES TRUST I

December 31, 2003
--------------------------------------------------------------------------------
EMERGING MARKETS EQUITY FUND

SUMMARY OF LONG-TERM SECURITIES BY INDUSTRY (UNAUDITED)

                                                           Market      % of
                                             Industry      Value     Long-Term
                 Industry                  Abbreviation    (000s)   Investments
                 --------                  ------------   -------   -----------
Banks ..................................        JP        $ 9,141       14.4%
Metals & Mining ........................        BF          8,168       12.9%
Electronic Equipment & Instruments .....        JY          6,684       10.5%
Oil & Gas ..............................        BB          6,546       10.3%
Wireless Telecommunications Services ...        J2          4,306        6.8%
Construction Materials .................        BD          2,543        4.0%
Diversified Telecommunication
   Services ............................        J1          2,461        3.9%
Diversified Financials .................        JQ          1,812        2.9%
Machinery ..............................        BM          1,362        2.1%
Construction & Engineering .............        BJ          1,174        1.8%
Industrial Conglomerates ...............        BL          1,010        1.6%
Electric Utilities .....................        J3          1,002        1.6%
Multiline Retail .......................        JD            991        1.6%
Semiconductor Equipment & Products .....        J0            956        1.5%
Automobiles ............................        BV            921        1.4%
Chemicals ..............................        BC            890        1.4%
Beverages ..............................        JG            881        1.4%
Media ..................................        JA            875        1.4%
Internet Software & Services ...........        JT            798        1.3%
Food & Drug Retailing ..................        JF            774        1.2%
Insurance ..............................        JR            771        1.2%
Marine .................................        BR            765        1.2%
Specialty Retail .......................        JE            755        1.2%
Pharmaceuticals ........................        JO            710        1.1%
Paper & Forest Products ................        BG            620        1.0%
Textiles & Apparel .....................        BY            614        1.0%
Household Durables .....................        BW            606        1.0%
Health Care Equipment & Supplies .......        JL            569        0.9%
Tobacco ................................        JI            522        0.8%
Hotels Restaurants & Leisure ...........        BZ            511        0.8%
Building Products ......................        BI            441        0.7%
Computers & Peripherals ................        JX            422        0.7%
IT Consulting & Services ...............        JU            380        0.6%
Electrical Equipment ...................        BK            351        0.6%
Transportation Infrastructure ..........        BT            328        0.5%
Auto Components ........................        BU            320        0.5%
Commercial Services & Supplies .........        BO            267        0.4%
Airlines ...............................        BQ            217        0.3%
Real Estate Investment Trust ...........        JS            155        0.2%
Communications Equipment ...............        JW            137        0.2%
Energy Equipment & Services ............        BA            137        0.2%
Household Products .....................        JJ            134        0.2%
Software ...............................        JV            128        0.2%
Real Estate Development ................        JS            120        0.2%
Finance ................................        FB             74        0.1%
Personal Products ......................        JK             67        0.1%
Real Estate Operations .................        JS             43        0.1%
                                                          -------      -----
                                                          $63,459      100.0%
                                                          =======      =====

NOTES TO FINANCIAL STATEMENTS
JOHN HANCOCK VARIABLE SERIES TRUST I

December 31, 2003
--------------------------------------------------------------------------------
(000's Omitted)

NOTE A--ORGANIZATION

     John Hancock Emerging Markets Equity Fund (the "Fund") is a diversified series of John Hancock Variable Series Trust I (the "Trust"), an open-end investment management company registered under the Investment Company Act of 1940. The Trust is organized as a Massachusetts business trust and consists of thirty different funds as of December 31, 2003. The results of this Fund are included in this report. The results of the other Funds in the Trust are presented under separate cover. The Trust may add or delete Funds in the future to accommodate various investment objectives. The Trust has issued shares of beneficial interest exclusively to John Hancock Variable Life Account U ("JHVLAU"), John Hancock Variable Life Account V ("JHVLAV"), John Hancock Variable Life Account S ("JHVLAS"), and John Hancock Variable Annuity Account I ("JHVAAI") to fund policies and contracts issued by the John Hancock Variable Life Insurance Company ("JHVLICO"), and to John Hancock Variable Annuity Account U ("JHVAAU"), John Hancock Variable Annuity Account V ("JHVAAV"), John Hancock Variable Life Account UV ("JHVLAUV"), John Hancock Variable Annuity Account H ("JHVAAH"), and John Hancock Variable Annuity Account JF ("JHVAAJF") to fund contracts and policies issued by John Hancock Life Insurance Company ("John Hancock" or "JHLICO"), to John Hancock Variable Life Account PPM-1 ("PPM-1"), and to John Hancock Variable Life Account PPM-2 ("PPM-2").

NOTE B--ACCOUNTING POLICIES

     Valuation of investments: Common stocks and other such securities traded on national exchanges are normally valued on the basis of closing prices. Securities traded in the over-the-counter market and securities with no sales on the day of valuation are normally valued at their last available bid price.

     Short-term investments, with a maturity not to exceed 60 days, are valued at amortized cost, which approximates market value.

     Fair value pricing, determined in good faith by the Board of Trustees, may be used by the Fund when current market values are unavailable or when an event occurs after the close of the exchange on which the Fund's portfolio securities are principally traded that is likely to have changed the value of the securities. The use of fair value pricing by the Fund may cause the net asset value of its shares to differ significantly from the net asset value that would be calculated using current market values. Securities for which prices are not available from an independent pricing service, but where an active market exists, are valued using market quotations obtained from one or more dealers that make markets in the securities.

     Investment security transactions are recorded on the date of purchase or sale.

     Repurchase agreements: The Fund may enter into repurchase agreements which are contracts under which the Fund would acquire a security for a relatively short period (usually not more than 7 days) subject to the obligation of the seller to repurchase and the Fund to resell such security at a fixed time and price (representing the Fund's cost plus interest). The Fund will enter into repurchase agreements only with member banks of the Federal Reserve System and with "primary dealers" in United States Government Securities. The underlying securities, which represent the collateral of the agreement, must be marked to market daily to ensure that each repurchase agreement is fully collateralized at all times. The Fund will not invest more than 10% of its net assets in repurchase agreements maturing in more than 7 days.

     Joint trading account: Pursuant to an exemptive order issued by the Securities and Exchange Commission, the order permits the Fund to pool daily uninvested cash balances into a joint account for the purpose of investing the cash balances in short-term repurchase agreements, commercial paper and other short-term investments which in no event will have a maturity in excess of 7 days. Joint account holdings as of December 31, 2003 are as follows:

Name of Issuer                                     Market Value
------------------------------------------------   ------------
Alpine Securitization Corp., 1.12%, due 01/07/04      $29,995
Alpine Securitization Corp., 1.12%, due 01/06/04       19,998
Barclays US Fund, 1.10%, due 01/05/04                  29,997
Cargill Asia Pacific, 1.06%, due 01/02/04              20,000
Cargill Asia Pacific, 1.05%, due 01/02/04              25,000
Danske Corp., 1.07%, due 01/05/04                      49,996

JOHN HANCOCK VARIABLE SERIES TRUST I

December 31, 2003
--------------------------------------------------------------------------------
(000's Omitted)

NOTE B--ACCOUNTING POLICIES--Continued

Name of Issuer                                       Market Value
--------------                                       ------------
Greenwich CPL Holding Funding, 0.95%, due 01/02/04      $ 17,654
Merrill Lynch & Co., Inc., 1.04%, due 01/05/04            18,838
Merrill Lynch & Co., Inc., 1.05%, due 01/06/04            31,156
Mortgage Int. Networking, 0.98%, due 01/02/04             50,000
Three Pillars Funding Corp., 1.08%, due 01/06/04          49,994
UBS Finance LLC, 1.02%, due 01/02/04                       3,917
UBS Finance LLC, 1.05%, due 01/02/04                       4,088
UBS Finance LLC, 0.96%, due 01/02/04                      35,000
                                                        --------
   Joint Trading Account Totals                         $385,633
                                                        ========

     Currency translation: All assets or liabilities initially expressed in terms of foreign currencies are translated into U.S. dollars based on London currency exchange quotations as of 5:00 p.m., London time, on the date of any determination of the net asset value of the Fund. Unrealized exchange adjustments are included in unrealized appreciation (depreciation) of investments. Transactions affecting statement of operations accounts and net realized gain (loss) on investments are translated at the rates prevailing at the dates of transactions.

     The Fund does not isolate that portion of the results of operations resulting from changes in foreign exchange rates on investments from the fluctuations arising from changes in market prices of securities held. Such fluctuations are included with the net realized and unrealized gains or losses from investments.

     Reported net realized gains and losses on foreign currency transactions represent net gains and losses from sales and maturities of forward foreign currency contracts, disposition of foreign currencies, currency gains and losses realized between trade and settlement dates of security transactions, and the difference between the amounts of net investment income accrued and the U.S. dollar amount actually received. Net unrealized foreign exchange gains and losses arise from changes in the value of assets and liabilities other than investments in securities, resulting from changes in the exchange rate.

     Expenses: Expenses directly attributable to the Fund are charged to the Fund. Expenses not directly attributed to the Fund are allocated on the basis of relative net assets of the Fund.

     Bank borrowings: The Fund is permitted to have bank borrowings for temporary or emergency purposes, including the meeting of redemption requests that otherwise might require the untimely disposition of securities. The Fund has entered into syndicated line of credit agreements with State Street Bank and Trust Company ("SSBT"), the Trust's record keeper and custodian and the Bank of New York. These agreements enable the Fund to participate in an unsecured line of credit, which permits borrowings up to $125 and $75 million, respectively. Interest is charged to the Fund, based on its borrowing. In addition, a commitment fee is charged to the Fund based on the average daily unused portion of the line of credit and is allocated among the participating Funds in the Trust. Interest expense paid under the line of credit is included under the caption "Other fees" in the Statement of Operations.

     The Fund had borrowings under the line of credit during the year ended December 31, 2003 as follows:

 Average Daily Loan Balance
During the Period for which   Weighted Average
   Loans were Outstanding       Interest Rate    Interest Expense
---------------------------   ----------------   ----------------
          $69                        1.75%             $-

JOHN HANCOCK VARIABLE SERIES TRUST I

December 31, 2003
--------------------------------------------------------------------------------
(000's Omitted)

NOTE B--ACCOUNTING POLICIES--Continued

     Financial futures contracts: The Fund may buy and sell financial futures contracts to hedge against the effects of fluctuations in interest rates and other market conditions. At the time the Fund enters into a financial futures contract, it will be required to deposit with its custodian a specified amount of cash or U.S. government securities, known as "initial margin". Each day, the futures contract is valued at the official settlement price of the Chicago Board of Trade or U.S. commodities exchange. Daily adjustments, called variation margin, arising from this "mark to market", are recorded by the Fund as unrealized gains or losses.

     When the contracts are closed, the Fund recognizes a gain or a loss. Risks of entering into futures contracts include the possibility that there may be an illiquid market and/or that a change in the value of the contract may not correlate with changes in the value of the underlying securities. In addition, the Fund could be prevented from opening or realizing the benefits of closing out futures positions because of position limits or limits on daily price fluctuations imposed by an exchange. At December 31, 2003, the Fund had no open financial futures contracts.

     Forward foreign currency contracts: The Fund may use forward foreign currency contracts to facilitate transactions in foreign securities and to manage Fund's currency exposure. Contracts to buy generally are used to acquire exposure to foreign currencies, while contracts to sell are used to hedge the Fund's investments against currency fluctuations. Neither type of forward foreign currency transaction will eliminate fluctuations in the prices of the Fund's securities or prevent loss if the price of such securities should decline. The U.S. dollar value of a forward foreign currency contract is determined using forward exchange rates supplied by a quotation service. Realized gain (loss) on the purchases and sales of forward foreign currency contracts is recognized on settlement date. At December 31, 2003, the Fund had no open forward foreign currency contracts.

     Federal income taxes: The Fund intends to comply with the requirements of Subchapter M of the Internal Revenue Code applicable to regulated investment companies and to distribute substantially all of its taxable income to shareholders. Therefore, no federal income tax provision is required.

     As of December 31, 2003, the the Fund had approximate net tax basis capital loss carryforwards, which may be applied against any net taxable gains, as follows: $12,716 and $3,211 which expire in 2009 and 2010, respectively.

     In addition, from the period November 1, 2003 through December 31, 2003, the Fund incurred no net realized capital losses.

     Dividends, Interest and Distributions: Dividend income is recorded on the ex-dividend date and interest income is recorded on the accrual basis. Dividend income for the Fund is shown net of foreign taxes withheld of $131. Realized gains and losses from security transactions are determined on the basis of identified cost.

     Dividends of net investment income will be declared and distributed monthly by the Fund. The Fund will distribute all of its net realized capital gains annually, at the end of its fiscal year.

     Estimates: The preparation of the financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

JOHN HANCOCK VARIABLE SERIES TRUST I

December 31, 2003
--------------------------------------------------------------------------------
(000's Omitted)

NOTE C--INVESTMENT ADVISORY AGREEMENT AND OTHER TRANSACTIONS WITH AFFILIATES

     On February 5, 2003, the Board of Trustees of the Trust renewed its Investment Advisory Agreement with John Hancock. For its services, John Hancock receives monthly compensation at the following rate on an annual basis of the Fund's net assets:

                        Between
                    $10 Million and    Excess Over
First $10 Million    $150 Million     $150 Million
-----------------   ---------------   ------------
      1.65%              1.45%            1.35%

     In the event that normal operating expenses of the Fund, exclusive of investment advisory fees, taxes, interest, brokerage commissions and extraordinary expenses, shall exceed 0.10% of the Fund's daily net asset value, John Hancock and JHVLICO will reimburse the Fund for such excess. Accordingly, for the year ended December 31, 2003, the reimbursements paid from John Hancock and JHVLICO were $286 to the Fund.

     John Hancock has entered into a Sub-Advisory Agreement with Morgan Stanley Investment Management, Inc., with respect to the Fund. Morgan Stanley Investment Management, Inc. is an affiliate of John Hancock, and under its supervision, is responsible for the day-to-day investment management of the Fund.

     Signator Investors, Inc., a wholly owned subsidiary of John Hancock is the principal underwriter and transfer agent of the Trust. Certain officers and trustees of the Trust are officers and directors of JHVLICO, JHVLAU, JHVLAV, JHVLAS, JHVAAI, JHVLAUV, JHVAAV, JHVAAU, JHVAAH, JHVAAJF, PPM-1, and PPM-2, and some are also officers of John Hancock. Fees for independent trustees are paid by the Trust.

NOTE D--INVESTMENT TRANSACTIONS

     Purchases and proceeds from sales and maturities of investments, excluding short-term securities and obligations of the U.S. government, for the Fund for the year ended December 31, 2003 were as follows:

Purchases   Sales and Maturities
---------   --------------------
 $48,158           $39,509

     The identified cost of investments owned by the Fund (including earned discount on corporate short-term notes, and commercial paper) and their respective gross unrealized appreciation and depreciation for Federal income tax purposes at December 31, 2003 were as follows:

Identified    Unrealized     Unrealized    Net Unrealized
  Cost       Appreciation   Depreciation    Appreciation
----------   ------------   ------------   --------------
 $49,043       $16,200         $(579)         $15,621

JOHN HANCOCK VARIABLE SERIES TRUST I

December 31, 2003
--------------------------------------------------------------------------------
(000's Omitted)

NOTE D--INVESTMENT TRANSACTIONS--Continued

     Distribution of Income and Gains: Distributions of net investment income, if any, are made at least annually. Net realized gains from investment transactions, in excess of available capital loss carryforwards, would be taxable to the Fund if not distributed, and, therefore, will be distributed to shareholders at least annually. Earnings and profits distributed to shareholders on redemption of fund shares may be utilized by the Fund, to the extent permissible, as part of the Fund's dividends-paid deduction on its federal income tax return.

     The timing and characterization of certain income and capital gains distributions are determined annually in accordance with federal tax regulations, which may differ from accounting principles generally accepted in the United States of America. These differences primarily relate to certain securities sold at a loss and gains and losses related to certain foreign equity investments. Additionally, as a result, net investment income (loss) and net realized gain (loss) on investment transactions for a reporting period may differ significantly from distributions during such period. Accordingly, the Fund may periodically make reclassifications among certain of its capital accounts without impacting the net asset value of the Fund.

     At December 31, 2003, the Fund's components of distributable earnings on a tax basis were as follows:

Undistributed   Undistributed
   Ordinary     Net Long-Term   Capital Loss    Net Unrealized
    Income       Capital Gain   Carryforwards    Appreciation
-------------   -------------   -------------   --------------
     $--            $--            $15,927          $15,621

In addition, the tax character of distributions paid by the Fund are summarized as follows:

       Distributions from     Distributions from
Year    Ordinary Income     Long-Term Capital Gain   Return of Capital
----   ------------------   ----------------------   -----------------
2003        $2,228                  $--                    $860
2002            93                   --                      --

     Included in the Fund's 2003 distributions from ordinary income is $870 in excess of investment company taxable income, which in accordance with applicable US tax law, is taxable to shareholders as ordinary income distributions.

NOTE E--BOARD OF TRUSTEES AND OFFICERS OF THE TRUST (UNAUDITED)

     The Board of Trustees of the Trust is responsible for overall management of the Trust. The Board may exercise all powers of the Trust, except those powers which are conferred solely upon or reserved to the shareholders. The Trust's Statement of Additional Information (SAI) includes additional information about the Trustees and is available without charge, upon request, by calling toll-free at 1-800-576-2227.

JOHN HANCOCK VARIABLE SERIES TRUST I

December 31, 2003
--------------------------------------------------------------------------------

NOTE E--BOARD OF TRUSTEES AND OFFICERS OF THE TRUST (UNAUDITED)--Continued

     The following table provides information about the members of the Board of Trustees and the officers of the Trust:

                             Disinterested Trustees

                                   Positions Held     Principal Occupation(s)
Name, Address and Age                With Trust        During Past Five Years
--------------------------------   --------------   ---------------------------
Elizabeth G. Cook (age 66)            Trustee       Expressive Arts Therapist,
c/o John Hancock Variable Series                    Dana- Farber Cancer
Trust I                                             Institute; President, The
John Hancock Place                                  Advertising Club of Greater
Boston, Massachusetts 02117                         Boston

Diane C. Kessler (age 57)             Trustee       Executive Director,
c/o John Hancock Variable Series                    Massachusetts Council of
Trust I                                             Churches
John Hancock Place
Boston, Massachusetts 02117

Robert Verdonck (age 58)              Trustee       President and Chief
c/o John Hancock Variable Series                    Executive Officer, East
Trust I                                             Boston Savings Bank
John Hancock Place
Boston, Massachusetts 02117

Hassell H. McClellan (age 58)         Trustee       Associate Professor and
c/o John Hancock Variable Series                    Graduate Dean, The Graduate
Trust I                                             School of the Wallace G.
John Hancock Place                                  Carroll School of
Boston, Massachusetts 02117                         Management, Boston College

          Trustees Affiliated with the Trust and Officers of the Trust

                                   Positions Held     Principal Occupation(s)
Name, Address and Age                With Trust        During Past Five Years
--------------------------------   --------------   --------------------------
Michele G. Van Leer* (age 46)         Chairman      Senior Vice President,
John Hancock Place                   and Trustee    Product Management, John
Boston, Massachusetts 02117                         Hancock Life Insurance
                                                    Company; Vice Chairman,
                                                    President & Director, John
                                                    Hancock Variable Life
                                                    Insurance Company

Kathleen F. Driscoll* (age 47)     Vice Chairman,   Senior Vice President,
John Hancock Place                 President and    Signator Brokerage, John
Boston, Massachusetts 02117           Trustee       Hancock Life Insurance
                                                    Company; Vice President
                                                    Corporate Communications,
                                                    John Hancock Life Insurance
                                                    Company

JOHN HANCOCK VARIABLE SERIES TRUST I

December 31, 2003
--------------------------------------------------------------------------------

NOTE E--BOARD OF TRUSTEES AND OFFICERS OF THE TRUST (UNAUDITED)--Continued

     Trustee Affiliated with the Trust and Officers of the Trust--Continued

                                   Positions Held      Principal Occupation(s)
Name, Address and Age                With Trust       During Past Five Years
--------------------------------   --------------   ----------------------------
Jude A. Curtis (age 45)              Compliance     Vice President and Chief
John Hancock Place                    Officer       Investment Compliance
Boston, Massachusetts 02117                         Officer, John Hancock Life
                                                    Insurance Company; formerly
                                                    Second Vice President and
                                                    Counsel, Office of Business
                                                    Conduct; John Hancock Life
                                                    Insurance Company; formerly
                                                    a Partner at Hale and Dorr
                                                    LLP (law firm)

Janet Wang (age 35)                   Assistant     Compliance Specialist, John
John Hancock Place                   Compliance     Hancock Life Insurance
Boston, Massachusetts 02117            Officer      Company

Raymond F. Skiba (age 58)             Treasurer     Director of Fund Operations,
John Hancock Place                                  John Hancock Life Insurance
Boston, Massachusetts 02117                         Company

Gladys C. Millan (age 57)             Assistant     Manager of Fund Operations,
John Hancock Place                    Treasurer     John Hancock Life Insurance
Boston, Massachusetts 02117                         Company

Karen Q. Visconti (age 50)            Secretary     Director, Product & Market
John Hancock Place                                  Management, John Hancock
Boston, Massachusetts 02117                         Life Insurance Company

Arnold R. Bergman (age 53)            Assistant     Senior Counsel, Law
John Hancock Place                    Secretary     Department, John Hancock
Boston, Massachusetts 02117                         Life Insurance company;
                                                    formerly Vice President,
                                                    General Counsel and
                                                    Secretary, First Variable
                                                    Life Insurance Company

     *Trustee who is an "interested person" as defined in the 1940 Act, due to her position with John Hancock Life Insurance Company (or its affiliates), the ultimate controlling parent of the investment advisor.

     Because the Trust does not hold regular annual shareholders meetings, each Trustee holds office for an indefinite term until his successor is duly elected and qualified or until he dies, retires, resigns, is removed or becomes disqualified. None of the Trustees is a director of other complexes except noted above.

                REPORT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

To the Contractowners, Policyholders, and
Board of Trustees of
John Hancock Variable Series Trust I

     We have audited the accompanying statement of assets and liabilities, including the schedule of investments, of the Emerging Markets Equity Fund (a portfolio included in the series of John Hancock Variable Series Trust I {the "Trust"}) as of December 31, 2003, and the related statement of operations for the year then ended, the statements of changes in net assets for each of the two years in the period then ended, and the financial highlights for each of the five years in the period then ended. These financial statements and financial highlights are the responsibility of the Trust's management. Our responsibility is to express an opinion on these financial statements and financial highlights based on our audits.

     We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and financial highlights are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. Our procedures included confirmation of securities owned as of December 31, 2003, by correspondence with the custodian and brokers, or by other appropriate auditing procedures where replies from brokers were not received. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements and financial highlights referred to above present fairly, in all material respects, the financial position of the Emerging Markets Equity Fund of John Hancock Variable Series Trust I at December 31, 2003, the results of its operations for the year then ended, the changes in its net assets for each of the two years in the period then ended, and the financial highlights for each of the five years in the period then ended, in conformity with accounting principles generally accepted in the United States.


                                                      /s/ Ernst & Young LLP

Boston, Massachusetts
February 6, 2004

       Officers and Trustees                      Investment Adviser

        Michele G. Van Leer,               John Hancock Life Insurance Company
  Chairman of the Board of Trustees              John Hancock Place
        Kathleen F. Driscoll,                      P.O. Box 111
    President and Vice Chairman                  Boston, MA 02117
        of the Board of Trustees
      Elizabeth G. Cook, Trustee
  Reverend Diane C. Kessler, Trustee
     Hassell H. McClellan, Trustee                Independent Auditors
      Robert F. Verdonck, Trustee                  Ernst & Young LLP
     Karen Q. Visconti, Secretary                 200 Clarendon Street
 Arnold R. Bergman, Assistant Secretary              Boston, MA 02116
     Raymond F. Skiba, Treasurer
 Gladys C. Millan, Assistant Treasurer
 Ronald J. Bocage, Chief Legal Officer
   Jude A. Curtis, Compliance Officer
Janet Wang, Assistant Compliance Officer

                             Sub-Investment Advisers

    Capital Guardian Trust Company          Pacific Investment Management Company LLC
         Los Angeles, CA 90071                       Newport Beach, CA 92660

  Declaration Management & Research LLC                RREEF America LLC
            McLean, VA 22102                               Chicago, IL 60611

 Fidelity Management & Research Company            SSgA Funds Management, Inc.
           Boston, MA 02109                             Boston, MA 02110

   Goldman Sachs Asset Management, LP                 Standish Mellon Asset
           New York, NY 10005                        Management Company LLC
                                                       Pittsburgh, PA 15258

      Independence Investment LLC                 T. Rowe Price Associates, Inc.
            Boston, MA 02109                          Baltimore, MD 21202

      John Hancock Advisers, LLC                T. Rowe Price International, Inc.
           Boston, MA 02199                           Baltimore, MD 21202

Morgan Stanley Investment Management Inc.       Wellington Management Company, LLP
           New York, NY 10020                           Boston, MA 02109


The John Hancock Variable Series Trust I consists of funds used as investment options for various John Hancock variable life and variable annuity contracts. Investors are not able to invest directly in the John Hancock Variable Series Trust I.

If the total investment return for any fund for any given year appears unusually high, the return may be attributable to unusually favorable market conditions which will probably not be sustainable. For instance, a high total investment return may reflect participation in IPOs, "hot" industries (e.g., internet-related companies), private placements, and/or leveraging investment techniques during the period indicated. There is no assurance that any of those methods, or any other investment technique will continue to have the same impact on the fund's total investment returns.

All of the funds (except bond funds and equity index funds) may participate in initial public offerings (IPOs). Under certain market conditions, such participation could significantly improve a fund's total investment return. There is no assurance that such market conditions will continue and provide the same favorable impact on future investment returns.

Please refer to the prospectus for your product for additional information about the investment options available. Variable life insurance and variable annuities are sold by prospectus. These reports may be used as sales literature when preceeded or accompanied by the funds' prospectus, which detail charges, investment objectives, and operating policies.

Insurance products are issued by John Hancock Life Insurance Company, or John Hancock Variable Life Insurance Company* (*not licensed in New York), Boston, MA 02117. Securities products are distributed by Signator Investors, Inc., Member NASD, SIPC, 197 Clarendon Street, Boston, MA 02116.

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